Exhibit 99.1


                            EXPLANATION OF FOOTNOTES
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1) The options and restricted stock awards being reported on this Form 4 were granted pursuant to SEACOR SMIT Inc.'s 2003 Share Incentive Plan.

(2) 375 of the options will vest on January 15, 2004; 375 of the options will vest on January 15, 2005; 375 of the options will vest on January 15, 2006; 375 of the options will vest on January 15, 2007; and 375 of the options will vest on January 15, 2008.